UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2020

BIOSPECIFICS TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-19879	11-3054851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Righter Parkway Delaware Corporate Center II Wilmington, DE	11563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516.593.7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001	BSTC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

Item 1.01	Entry into a Material Definitive Agreement

On August 31, 2020, the Company entered into an At-The-Market Equity Offering Sales Agreement (the “Agreement”) with Stifel, Nicolaus & Company, Incorporated (“Stifel”) and Oppenheimer & Co. Inc. (“Oppenheimer” and, together with Stifel, the “Agents”), pursuant to which the Company may issue and sell, from time to time, at its option, shares of its common stock, $0.001 par value per share, having an aggregate offering price of up to $75,000,000 (the “Shares”) through the Agents, as its sales agents.

Subject to the terms and conditions of the Agreement, the Agents will use their commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions, by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company has agreed to pay the Agents commissions for their services in acting as the Company’s agents in the sale of the Shares in the amount of 3.0% of gross proceeds from the sale of the Shares pursuant to the Agreement. The Company also has agreed to provide the Agents with customary indemnification and contribution rights. The offering of the Shares will terminate upon the earliest of (a) the sale of the maximum number or amount of the Shares permitted to be sold under the Agreement and (b) the termination of the Agreement by the parties thereto.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 1.1 and incorporated by reference herein.

Morgan, Lewis & Bockius LLP, counsel to the Company, has issued a legal opinion relating to the legality of the issuance and the sale of the Shares (the “Opinion”). A copy of the Opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares to be sold under the Agreement, if any, will be issued and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-239484), previously filed with the Securities and Exchange Commission (the “Commission”) on June 26, 2020, as amended by the pre-effective amendment filed on July 15, 2020, and declared effective by the SEC on July 17, 2020.

A prospectus supplement related to the offering is being filed with the Commission on August 31, 2020. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index below, which is incorporated by reference herein.

Exhibit Index

Exhibit No.	Description

1.1	At-The-Market Equity Offering Sales Agreement, dated August 31, 2020, among the Company, Stifel, Nicolaus & Company, Incorporated and Oppenheimer & Co. Inc.

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1).

104	The cover page from the Company’s Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioSpecifics Technologies Corp.

By:	/s/ Carl Valenstein
Carl Valenstein
Corporate Secretary

Dated: August 31, 2020